EXHIBIT 99.1

Colony Bankcorp Reports Higher Third Quarter Earnings

Company Declares Quarterly Cash Dividend of $0.05 Per Share

Proposed Purchase of Albany Branch Office Receives Regulatory Approval

FITZGERALD, Ga., Oct. 18, 2018 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq: CBAN), today reported net income available to shareholders of $2.70 million or $0.32 per diluted share for the third quarter of 2018 compared with $2.62 million or $0.30 per diluted share for same quarter last year, representing an increase of 7% on a per-share basis.  Similarly, net income available to shareholders for the first nine months of 2018 totaled $8.95 million or $1.04 per diluted share versus $6.96 million or $0.81 per share for the comparable 2017 period, representing an increase of 28% on a per-share basis.

Commenting on the announcement, Heath Fountain, President and Chief Executive Officer, said, "We are pleased to report ongoing earnings growth for the third quarter and year-to-date period, reflecting in part higher net interest income, on a comparable period basis, due to both portfolio growth and expanding margins.  This growth, together with the positive impact of lower tax rates in 2018, was partially offset by an increase in noninterest expense, which included several charges of a nonoperating nature – like an impairment loss on assets held for sale and acquisition-related expenses related to our pending purchase of a branch office in Albany – that obscure the stronger underlying growth taking place.  Excluding these items, diluted earnings for the third quarter rose 13% compared with the same quarter last year."  See reconciliation of GAAP to non-GAAP financial measures later in this release.

Continuing, Fountain added, "In just a few short months since joining the Company as CEO, I have been impressed by the quality of our people and the potential that exists to expand our footprint, grow across our markets in ways that meet the current and emerging needs of our customers, and enhance the Company's financial performance.  Colony Bank is uniquely situated in our region – larger than most community banks, with greater capabilities, but much smaller and more nimble than the regional and national banks.  As a result, we are well positioned to deliver in a more responsive way as we create custom solutions to help our customers achieve their financial goals."

Fountain also noted that the Board of Directors has voted to change the schedule for the declaration and payment of quarterly cash dividends effective with the fourth quarter dividend, essentially accelerating the payment of dividends by more than a month.  Accordingly, and considering the ongoing strength of the Company's earnings and capital position, the Board has declared a regular cash dividend of $0.05 per share for the fourth quarter of 2018, which will be paid on November 15, 2018, to stockholders of record as of October 30, 2018.

Separately, Fountain reported that the Company's previously announced purchase of the Albany branch of Planters First Bank, which is located at 113 North Westover Boulevard, has received regulatory approval.  The transaction, which would provide Colony with a second location in Albany, is expected to close by the end of October.  The deal also includes vacant land located at the corner of Pointe North Boulevard and Old Dawson Road in Albany, on which Colony expects to build a branch during 2019.

Commenting on the transaction, Fountain said, "At Colony, we take pride in providing a solutions-based approach to banking and customer service, and we know that the strength and stability of our bank is important to our customers, as is the breadth of the services we offer.  Yet, we also recognize that the experience, knowledge and quality of our people are key to delivering the high service level that we strive to attain.  That is why we are pleased that we expect to retain the entire staff at the Albany branch of Planters First Bank, led by Regional President Cindy Griffin and Market President Tommy Clark, who greatly strengthen our team in Albany."

Capital

Colony continues to maintain a strong capital position, with ratios in excess of regulatory minimums required to be classified as "well-capitalized."  At September 30, 2018, the Company's tier one leverage ratio, tier one ratio, total risk-based capital ratio and common equity tier one capital ratio were 10.45%, 15.02%, 15.88% and 12.19%, respectively, compared with 10.17%, 14.87%, 15.74% and 12.02%, respectively, at June 30, 2018.

Net Interest Margin

For the third quarter of 2018, the Company reported net interest income of $10.11 million compared with $9.84 million for the comparable 2017 period.  For the nine months ended September 30, 2018, net interest income was $30.40 million compared with $29.12 million for the same period last year.  Net interest margin for the third quarter was 3.57%, unchanged from the second quarter of 2018, but up seven basis points compared with the third quarter of 2017.  Net interest margin for the nine months ended September 30, 2018, was 3.56%, up 11 basis points from 3.45% for the year-earlier period.  Given the recent surge in deposit pricing, the Company continues to focus on loan and deposit pricing, along with loan growth, to maintain or improve its net interest margin.

Asset Quality

Asset quality remains solid with significant improvement from a year ago.  Substandard assets, which include nonperforming assets, totaled $23.83 million at September 30, 2018, compared with $26.19 million and $30.54 million, respectively, at December 31, 2017 and September 30, 2017.  Substandard assets adjusted for SBA guarantees to tier one capital plus loan loss reserve ratio was 17.00%, 20.18% and 23.14%, respectively, at September 30, 2018, December 31, 2017 and September 30, 2017.  Nonperforming assets decreased significantly to $10.31 million or 1.32% of total loans and other real estate owned ("OREO") as of September 30, 2018, versus $13.33 million or 1.72% at September 30, 2017.

OREO totaled $2.17 million at September 30, 2018, compared with $4.26 million and $4.52 million, respectively, at December 31, 2017 and September 30, 2017.  The Company anticipates several contracts closing during the fourth quarter of 2018 that will further reduce its OREO holdings.

In the third quarter of 2018, net charge-offs were $65 thousand or 0.01% of average loans compared with net charge-offs of $66 thousand or 0.01% of average loans in third quarter 2017, while net charge-offs for the nine months ended September 30, 2018, were $484 thousand or 0.06% of average loans compared with $1.28 million or 0.17% for the comparable 2017 period.  The loan loss reserve was $7.16 million or 0.92% of total loans on September 30, 2018, compared with $7.51 million or 0.98% and $7.98 million or 1.04%, respectively, at December 31, 2017 and September 30, 2017.  Loan loss reserve methodology resulted in a $61 thousand loan loss provision for the three months ended September 30, 2018, compared with $0 for the comparable 2017 period.  For the nine months ended September 30, 2018, the loan loss provision totaled $131 thousand compared with $335 thousand for the comparable period in 2017.

Noninterest Income

Total noninterest income has remained relatively flat in 2018 as noninterest income for the nine months ended September 30, 2018, was $7.16 million versus $7.22 million in the comparable 2017 period, or a decrease of 1%.  Service charges on deposits decreased $49 thousand or 1% and secondary mortgage fee income decreased $122 thousand or 19%.  Gain on the sale of securities was $116 thousand; there was no gain in the comparable 2017 period.

Noninterest Expense

Total noninterest expense increased 3% to $26.22 million for the nine months ended September 30, 2018, from $25.41 million for the same 2017 period.  Salaries and employee benefit expenses increased 4%, occupancy expense increased 4% and other noninterest expense increased 2% for the comparable periods.  The efficiency ratio decreased slightly to 69.90% for the nine months ended September 30, 2018, from 69.69% for the comparable 2017 period.  The Company continues to explore opportunities to improve its operating efficiency.

About Colony Bankcorp

Colony Bankcorp, Inc. is the bank holding company for Colony Bank.  Founded in 1975 and headquartered in Fitzgerald, Georgia, Colony operates 26 full-service branches throughout Central, Southern and Coastal Georgia, as well as a full-service website at www.colonybank.com. Colony's common stock is traded on the NASDAQ Global Market under the symbol CBAN.  Follow the Company on Facebook or on Twitter @colony_bank.

Forward-Looking Statements

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified.  In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act.  Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements.  Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties, including, among others, the Company's ability to implement its various strategic initiatives, which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements.  Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company's management and are subject to significant risks and uncertainties.  Actual results may differ materially from those contemplated by such forward-looking statements.  A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release.  Many of these factors are beyond the Company's ability to control or predict.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements.  Forward-looking statements speak only as of the date on which such statements are made.  These forward-looking statements are based upon information presently known to the Company's management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company's filings with the Securities and Exchange Commission, the Company's Annual Report on Form 10-K for the year ended December 31, 2017, under the captions "Forward-Looking Statements and Factors that Could Affect Future Results" and "Risk Factors" and in the Company's quarterly reports on Form 10-Q and current reports on Form 8-K.  The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.  Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.
Unaudited Reconciliation of Non-GAAP Measures Presented in Earnings Release
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Total Noninterest Income	$2,405	$2,424	$7,163	$7,218
Securities (Gains) Losses	-	-	(116)	-
Adjusted Noninterest Income	$2,405	$2,424	$7,047	$7,218

Total Noninterest Expense	$9,078	$8,391	$26,215	$25,419
Acquisition-related Expenses	(53)	-	(53)	-
Impairment Loss on Assets Held for Sale	(167)	-	(170)	-
Realized Gains (Losses) on Assets Held for Sale	(1)	11	(1)	11
Adjusted Noninterest Expense	$8,857	$8,380	$25,991	$25,408

Net Income as Reported	$2,695	$2,622	$8,952	$6,961
Total Adjustments, Net of Tax*	177	(7)	86	(7)
Adjusted Net Income	$2,872	$2,615	$9,038	$6,954

Diluted Earnings Per Share	$0.32	$0.30	$1.04	$0.81
Total Adjustments, Net of Tax*	0.02	-	0.01	-
Adjusted Diluted Earnings Per Share	$0.34	$0.30	$1.05	$0.81

* The effective tax rate for the period presented is used to determine net of tax amounts.

Net Income and Diluted Earnings Per Share represented in accordance with Generally Accepted Accounting Principles ("GAAP").  Adjusted Noninterest Income, Adjusted Noninterest Expense, Adjusted Net Income and Adjusted Diluted Earnings Per Share are non-GAAP financial measures.  The Company believes that these non-GAAP measures aid in understanding and comparing current-year and prior-year results, both of which include unusual items of different natures.  These non-GAAP measures should be viewed in addition to, and not as a substitute for, the Company's reported results.

COLONY BANKCORP, INC.
Unaudited Consolidated Balance Sheets
(in thousands)

	Sept. 30, 2018	Dec. 31, 2017	Sept. 30, 2017
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$10,149	$23,145	$18,848
Interest-Bearing Deposits	21,764	34,668	12,752
Investment Securities
Available for Sale, at Fair Value	318,032	354,247	338,249
Federal Home Loan Bank Stock, at Cost	3,594	3,043	3,255
Loans	779,443	765,284	770,046
Allowance for Loan Losses	(7,155)	(7,507)	(7,977)
Unearned Interest and Fees	(515)	(495)	(430)
	771,773	757,282	761,639
Premises and Equipment	27,744	27,639	27,616
Other Real Estate	2,173	4,256	4,520
Other Intangible Assets	18	45	54
Other Assets	30,949	28,430	28,460
Total Assets	$1,186,196	$1,232,755	$1,195,393

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
Noninterest-Bearing	$177,261	$190,929	$162,706
Interest-Bearing	833,798	877,057	857,557
	1,011,059	1,067,986	1,020,263
Borrowed Money
Subordinated Debentures	24,229	24,229	24,229
Other Borrowed Money	58,500	47,500	56,000
	82,729	71,729	80,229

Other Liabilities	3,420	2,717	3,299

Stockholders' Equity
Common Stock, Par Value $1 a share; Authorized 20,000,000 Shares, Issued 8,444,908 Shares as of Sept. 30, 2018, and 8,439,258 as of Dec. 31, 2017 and Sept. 30, 2017, Respectively	8,445	8,439	8,439
Paid in Capital	26,064	29,145	29,145
Retained Earnings	66,916	59,231	57,794
Restricted Stock - Unearned Compensation	(94)	-	-
Accumulated Other Comprehensive Loss, Net of Tax	(12,343)	(6,492)	(3,776)
	88,988	90,323	91,602
Total Liabilities and Stockholders' Equity	$1,186,196	$1,232,755	$1,195,393

COLONY BANKCORP, INC.
Unaudited Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Interest Income
Loans, Including Fees	$10,255	$9,754	$30,048	$28,884
Deposits with Other Banks	48	52	192	166
Investment Securities
U. S. Government Agencies	1,847	1,684	5,635	4,932
State, County and Municipal	25	27	77	87
Corporate Debt	27	23	84	59
Dividends on Other Investments	49	38	134	109
	12,251	11,578	36,170	34,237
Interest Expense
Deposits	1,564	1,191	4,165	3,559
Federal Funds Purchased	3	-	4	3
Borrowed Money	579	544	1,602	1,554
	2,146	1,735	5,771	5,116
Net Interest Income	10,105	9,843	30,399	29,121
Provision for Loan Losses	61	-	131	335
Net Interest Income After Provision for Loan Losses	10,044	9,843	30,268	28,786

Noninterest Income
Service Charges on Deposits	1,134	1,169	3,266	3,315
Other Service Charges, Commissions and Fees	803	741	2,414	2,300
Mortgage Fee Income	176	241	507	629
Securities Gains (Losses)	-	-	116	-
Other	292	273	860	974
	2,405	2,424	7,163	7,218
Noninterest Expense
Salaries and Employee Benefits	5,110	4,802	15,032	14,467
Occupancy and Equipment	1,052	1,014	3,077	2,965
Other	2,916	2,564	8,106	7,976
	9,078	8,380	26,215	25,408

Income Before Income Taxes	3,371	3,887	11,216	10,596
Income Taxes	676	1,265	2,264	3,424
Net Income	2,695	2,622	8,952	7,172

Preferred Stock Dividends	-	-	-	211

Net Income Available to Common Shareholders	$2,695	$2,622	$8,952	$6,961
Net Income Per Share of Common Stock
Basic	$0.32	$0.31	$1.06	$0.82
Diluted	$0.32	$0.30	$1.04	$0.81
Cash Dividends Declared Per Share	$0.05	$0.03	$0.15	$0.08
Weighted Average Basic Shares Outstanding	8,439,415	8,439,258	8,439,310	8,439,258
Weighted Average Diluted Shares Outstanding	8,444,816	8,629,523	8,571,516	8,631,566

COLONY BANKCORP, INC.
Unaudited Financial Highlights
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
EARNINGS SUMMARY
Net Interest Income	$10,105	$9,843	$30,399	$29,121
Provision for Loan Losses	61	-	131	335
Non-interest Income	2,405	2,424	7,163	7,218
Non-interest Expense	9,078	8,380	26,215	25,408
Income Taxes	676	1,265	2,264	3,424
Net Income	2,695	2,622	8,952	7,172
Preferred Stock Dividend	-	-	-	211
Net Income Available to Common Shareholders	2,695	2,622	8,952	6,961

PER COMMON SHARE SUMMARY
Common Shares Outstanding	8,444,908	8,439,258	8,444,908	8,439,258
Weighted Average Basic Shares	8,439,415	8,439,258	8,439,310	8,439,258
Weighted Average Diluted Shares	8,444,816	8,629,523	8,571,516	8,631,566
Earnings Per Basic Share (b)	$0.32	$0.31	$1.06	$0.82
Earnings Per Diluted Share (b)	$0.32	$0.30	$1.04	$0.81
Cash Dividends Declared Per Share	$0.05	$0.025	$0.15	$0.075
Common Book Value Per Share	$10.54	$10.85	$10.54	$10.85
Tangible Common Book Value Per Share	$10.54	$10.85	$10.54	$10.85

OPERATING RATIOS (ANNUALIZED)
Net Interest Margin (a)	3.57%	3.50%	3.56%	3.45%
Return on Average Assets (b)	0.91%	0.88%	1.00%	0.78%
Return on Average Total Equity (b)	12.10%	11.57%	13.37%	10.23%
Efficiency (c)	72.44%	68.06%	69.90%	69.69%

(a) Computed using fully taxable-equivalent net income.
(b) Computed using net income available to shareholders.
(c) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding security gains/losses.

	September 30,
	2018	2017
ENDING BALANCES
Total Assets	$1,186,196	$1,195,393
Loans, Net of Reserves	771,773	761,639
Allowance for Loan Losses	7,155	7,977
Intangible Assets	18	54
Deposits	1,011,059	1,020,263
Common Shareholders' Equity	88,988	91,602
Total Equity	88,988	91,602
Total Equity to Total Assets	7.50%	7.66%

COLONY BANKCORP, INC.
Unaudited Financial Highlights (Continued)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
AVERAGE BALANCES
Total Assets	$1,183,926	$1,196,078	$1,193,976	$1,196,997
Loans, Net of Reserves	764,716	759,017	759,660	751,849
Deposits	1,012,770	1,021,645	1,027,180	1,027,210
Common Shareholders' Equity	89,083	90,650	89,298	87,745
Total Equity	89,083	90,650	89,208	90,762

ASSET QUALITY
Nonperforming Loans	$8,136	$8,807	$8,136	$8,807
Nonperforming Assets	10,309	13,327	10,309	13,327
Substandard Assets	23,833	30,539	23,833	30,539
Net Loan Charge-offs (Recoveries)	65	66	484	1,281
Reserve for Loan Loss to Total Loans	0.92%	1.04%	0.92%	1.04%
Reserve for Loan Loss to Nonperforming Loans	87.94%	90.58%	87.94%	90.58%
Reserve for Loan Loss to Nonperforming Assets	69.41%	59.86%	69.41%	59.86%
Net Loan Charge-offs (Recoveries) to Average Total Loans	0.01%	0.01%	0.06%	0.17%
Nonperforming Loans to Total Loans	1.04%	1.14%	1.04%	1.14%
Nonperforming Assets to Total Assets	0.87%	1.11%	0.87%	1.11%
Nonperforming Assets to Total Loans and Other Real Estate	1.32%	1.72%	1.32%	1.72%
Substandard Assets to Tier One Capital and Allowance for Loan Losses	17.00%	23.14%	17.00%	23.14%

	3Q2018	2Q2018	1Q2018	4Q2017	3Q2017
Assets	$1,186,196	$1,204,472	$1,218,420	$1,232,755	$1,195,393
Loans	771,773	759,096	760,459	757,282	761,639
Deposits	1,011,059	1,035,886	1,052,353	1,067,986	1,020,263
Total Equity	88,988	88,246	89,966	90,323	91,602
Net Income	2,695	3,069	3,188	579	2,622
Net Income Available to Common Shareholders	2,695	3,069	3,188	579	2,622
Net Income Per Basic Share	0.32	0.36	0.38	0.07	0.31

Key Performance Ratios
Return on Average Assets*	0.91%	1.03%	1.06%	0.19%	0.88%
Return on Average Total Equity*	12.10%	13.82%	14.17%	2.52%	11.57%
Total Equity to Total Assets	7.50%	7.33%	7.38%	7.33%	7.66%
Net Interest Margin	3.57%	3.57%	3.57%	3.50%	3.50%

* Computed using net income available to shareholders.

For additional information, contact:
Terry L. Hester
Chief Financial Officer
(229) 426-6000 (Ext 6002)